UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

TELA Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39130	45-5320061
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Great Valley Parkway, Suite 24 Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 320-2930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TELA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TELA Bio, Inc. (the “Company”), the Company’s stockholders approved the amendment (the “Plan Amendment”) to the Company’s Amended and Restated 2019 Equity Incentive Plan, as amended (the “A&R 2019 Plan”), to, among other things, increase the authorized shares issuable under the A&R 2019 Plan by 3,500,000 shares. The Plan Amendment previously had been approved, subject to stockholder approval, by the Board of Directors of the Company (the “Board”). The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A description of the material terms of the Plan Amendment is contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 30, 2026 (the “Proxy Statement”). The foregoing description of the Plan Amendment and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of April 24, 2026, the record date for the Annual Meeting, there were 44,765,928 outstanding shares of the Company’s common stock, par value $0.001 per share. The Annual Meeting was conducted virtually, and the following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting, which are described in detail in the Company’s Proxy Statement.

(a)            Proposal 1 - Election of Class I Directors. Each of Joseph Capper, Betty Jo Rocchio and William Plovanic were elected to the Board to serve as Class I directors until the 2029 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal, as follows:

Name	For	Withheld	Broker Non-Votes
Joseph Capper	27,244,482	567,207	5,650,509
Betty Jo Rocchio	27,595,955	215,734	5,650,509
William Plovanic	27,497,453	314,236	5,650,509

(b)            Proposal 2 - Ratification of Independent Registered Public Accountant. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,443,686	17,890	622	-

(c)            Proposal 3 - Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,891,695	6,900,032	19,962	5,650,509

(d)           Proposal 4 - Approval of an amendment to the TELA Bio, Inc. Amended and Restated 2019 Equity Incentive Plan to, among other things, increase the authorized shares issuable thereunder by 3,500,000 shares. The Plan Amendment was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,256,266	538,830	16,593	5,650,509

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
10.1#	Amendment No. 2 to TELA Bio, Inc. Amended & Restated 2019 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# Indicates a management contract any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELA BIO, INC.

By:	/s/ Antony Koblish
Name:	Antony Koblish
Title:	Chief Executive Officer and Director

Date: June 11, 2026